EXHIBIT  21.1

SUBSIDIARIES  OF  REGISTRANT

1.     The  Park  Avenue  Bank,  Valdosta,  Georgia (1)

             PAB  Holdings,  Inc. (2)
             PAB  Investments,  Inc. (1)

2.     Farmers  &  Merchants  Bank,  Adel,  Georgia (1)

3.     First  Community  Bank  of  Southwest  Georgia,  Bainbridge,  Georgia (1)

             Empire  Financial  Services,  Inc. (1)
             FCB  Holdings,  Inc. (2)
             FCB  Investments,  Inc. (1)

4.     Eagle  Bank  and  Trust,  Statesboro,  Georgia (1)

5.     Baxley  Federal  Bank,  Baxley,  Georgia (1)

6.     Friendship  Community  Bank,  Ocala,  Florida  (3)

7.     PAB  Financial  Services,  LLC,  Valdosta,  Georgia (1)


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(1) State of incorporation or organization is Georgia.
(2) State of incorporation or organization is Deleware.
(3) State of incorporation or organization is Florida.


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